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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Harbinger Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-30219), (No. 33-96774), (No. 333-42959) and (No. 333-03247) on Form S-8 of
Harbinger Corporation of our reports dated February 14, 1998, relating to the consolidated balance sheets of Harbinger Corporation as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which reports appear in the 1997 Annual Report on Form 10-K of Harbinger Corporation.

Our reports dated February 14, 1998, which included references to other auditors with respect to 1996 and 1995, as they relate to the 1996 and 1995 consolidated financial statements of Premenos Technology Corp. and subsidiaries, and to the 1995 combined financial statements of Supply Tech, Inc. and Supply Tech International, LLC which are included in the consolidated financial statements of Harbinger Corporation, are based solely on the reports of the other auditors as it relates to the amounts included for Premenos Technology Corp. and subsidiaries for 1996 and 1995, and for Supply Tech, Inc. and Supply Tech International, LLC for 1995.





                                             KPMG PEAT MARWICK LLP




Atlanta, Georgia
March 26, 1998








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